Exhibit 99.1

Synthetic Biologics Announces Commencement of Public Offering of Common Stock and Warrants

For Immediate Release

Rockville, MD, November 14, 2016 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a late-stage clinical company developing therapeutics focused on the gut microbiome, today announced that it has commenced an underwritten public offering of shares of its common stock and warrants to purchase shares of its common stock. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering.

Synthetic Biologics anticipates using the net proceeds from the offering primarily to provide necessary funding for the continued clinical development of SYN-010, including initiation of its planned Phase 2b/3 clinical trial of SYN-010, and progression of SYN-004 to Phase 2 data readout and initiation of the planned Phase 3 clinical trial for SYN-004. In addition, a portion of the net proceeds may be used for general corporate purposes, which may include, among other things, payment of general and administrative expenses and accounts payable, increasing working capital, funding research and development and clinical trials of Synthetic Biologics’ other product candidates and funding capital expenditures. Synthetic Biologics may also use a portion of the net proceeds for licensing or acquiring intellectual property to incorporate into its products and product candidates or its research and development programs, and to in-license, acquire or invest in complementary businesses or products and intellectual property.

The securities described above are being offered by Synthetic Biologics pursuant to a shelf registration statement (File No. 333-206266) that was previously filed with, and declared effective on August 18, 2015, by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and the accompanying prospectus relating to these securities have been filed with the SEC and are available at the SEC’s website at www.sec.gov. Before investing, you should read the preliminary prospectus supplement and the accompanying prospectus for information about Synthetic Biologics and this offering. A final prospectus supplement related to the offering will also be filed with the SEC.

Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from: Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE MKT: SYN) is a late-stage clinical company developing therapeutics focused on the gut microbiome. The Company's lead candidates poised for Phase 3 development are: (1) SYN-010 which is intended to reduce the impact of methane producing organisms in the gut microbiome to treat an underlying cause of irritable bowel syndrome with constipation (IBS-C), and (2) SYN-004 (ribaxamase) which is designed to protect the gut microbiome from the effects of certain commonly used intravenous (IV) beta-lactam antibiotics for the prevention of C. difficile infection, antibiotic-associated diarrhea (AAD) and the emergence of antibiotic-resistant organisms. The Company is also developing preclinical stage monoclonal antibody therapies for the prevention and treatment of pertussis and novel discovery stage biotherapeutics for the treatment of phenylketonuria (PKU).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements with respect to this offering and the successful execution of the Company's business strategy, including its intended use of proceeds from this offering. These forward-looking statements are based upon management’s beliefs, expectations and assumptions as of the date of this press release and are subject to a number of substantial risks and uncertainties, many of which are difficult to predict and could cause actual results to differ materially and adversely from current beliefs, expectations and assumptions from those set forth, projected or implied by any such forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward-looking statements include, among others, market conditions and the satisfaction of customary closing conditions related to the proposed public offering, including the underwriter’s exercise of their option to purchase additional securities, as well as risks and uncertainties associated with the Company’s business and finances in general, including the other risk factors described in the preliminary prospectus supplement and accompanying prospectus relating to this offering and the risk factors incorporated by reference therein from Synthetic Biologics’ most recent annual report on Form 10-K that was filed with the U.S. Securities and Exchange Commission (SEC) on March 10, 2016, and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics, Inc. (Corporate and Investors)

Vincent I. Perrone, Manager Corporate Communication, (240) 660-2000, info@syntheticbiologics.com

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